UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 8, 2008

333-64122
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On September 1, 2006, Hallwood Petroleum, LLC and Hallwood Energy, LP (collectively “Hallwood”) filed suit in the state district court of Tarrant County, Texas, against Eagle Domestic Drilling Operations, LLC (“Eagle”), a wholly owned subsidiary of Blast Energy Services, Inc. (“Blast”), and a separate company, Eagle Drilling, LLC (“Eagle Drilling”). The lawsuit seeks to rescind two IADC two-year term day rate drilling contracts between Eagle Drilling and Hallwood, which had been assigned to Eagle by Eagle Drilling prior to Blast’s acquisition of the membership interests of Eagle.  Hallwood alleged Eagle Drilling and Eagle were in breach of the IADC contracts and it ceased performance under the contracts.  Hallwood claimed that the rigs provided for use under the IADC contracts did not meet contract specifications and that the failures to meet such specifications are material breaches of the contracts.  In addition, Hallwood demanded that the remaining balance of funds advanced under the contracts, in the amount of approximately $1.65 million, be returned.

On April 3, 2008, Eagle and Hallwood signed an agreement to settle the litigation between them for a total settlement amount of approximately $6.5 million. Under the terms of this agreement, Hallwood agreed to pay Eagle $2.0 million in cash, issue $2.75 million in equity from a pending major financing and has irrevocably forgiven the approximately $1.65 million in deposits paid to Eagle. In return, Eagle agreed to suspend its legal actions against Hallwood for approximately six months.

On July 7, 2008, Hallwood paid Eagle $500,000 as an advance on its cash obligation under the terms of the settlement agreement, and in return, Eagle agreed to extend its suspension of the legal proceeding against Hallwood until September 30, 2008 pursuant to the terms of the settlement agreement.

Should Hallwood be unable to complete their major financing by September 30, 2008, Eagle will immediately resume its legal actions against Hallwood and the $500,000 advance will not be credited against any future judgment or settlement amounts.  Upon receipt of the entire settlement amount by Eagle, the parties and their affiliates will be fully and mutually released from all and any claims between them. This settlement agreement has been approved by both companies’ boards of directors but is subject to the approval of the Bankruptcy Court and Laurus Master Fund, Ltd., one of Blast’s creditors.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.1(1)	Settlement with Hallwood

99.1*	Press Release (July 8, 2008)

(1) Filed as exhibit 10.56 to Blast’s 10-KSB filed on April 7, 2008, and incorporated herein by reference.

*Filed herewith

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

	By:	/s/ John MacDonald, CFO
John MacDonald
Chief Financial Officer
Principal Accounting Officer

Date: July 8, 2008